SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                    Confidential, for Use of the
[X]  Definitive Proxy Statement                    Commission Only (as permitted
[ ]  Definitive Additional Materials                 by Rule 14a-6(e)(2))  [ ]
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                          Indian River Banking Company
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): [X]         No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1. Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2. Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     4. Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5. Total Fee Paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1. Amount Previously Paid:

     2. Form, Schedule or Registration Statement No.:

     3. Filing Party:

     4. Date Filed:

                          INDIAN RIVER BANKING COMPANY

                            NOTICE OF ANNUAL MEETING

                                       AND

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 30, 2003

                          INDIAN RIVER BANKING COMPANY
                                 958 20TH PLACE
                            VERO BEACH, FLORIDA 32960

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 30, 2003

TO THE SHAREHOLDERS OF INDIAN RIVER BANKING COMPANY:

     The Annual Meeting of Shareholders of Indian River Banking Company (the "Company"), will be held at

                           Courthouse Executive Center
                                2145 14th Avenue
                            Vero Beach, Florida 32960

on Wednesday, April 30, 2003 at 7:00 p.m. for the following purposes:

     1. To elect two (2) directors for a three year term, to serve until the 2006 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

     2. To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

         Shareholders of record as of the close of business on March 7, 2003 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

                                         By Order of the Board of Directors




                                         Paul A. Beindorf, President

March 18, 2003

         PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON. IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORDHOLDER IN ORDER TO VOTE IN PERSON AT THE MEETING.

                          INDIAN RIVER BANKING COMPANY
                                 958 20th Place
                            Vero Beach, Florida 32960

                        --------------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                 PROXY STATEMENT
                        --------------------------------

                                  INTRODUCTION

         This Proxy Statement is being sent to shareholders of Indian River Banking Company, a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders, to be held at 7:00 p.m. on Wednesday, April 30, 2003 (the "Meeting"), and at any adjournment or postponement of the Meeting. The purposes of the Meeting are:

         1. electing two (2) directors for a three year term, to serve until the 2006 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

         2. transacting any other business that may properly come before the Meeting or any adjournment or postponement of the Meeting.

         The Meeting will be held at

                           Courthouse Executive Center
                                2145 14th Avenue
                            Vero Beach, Florida 32960

         This proxy statement and proxy card are being sent to shareholders of the Company on or about March 18, 2003. A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2002 also accompanies this proxy statement.

         The cost of this proxy solicitation is being paid by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone by officers, regular employees or directors of the Company or its subsidiary, Indian River National Bank (the "Bank"), who will not receive any special compensation for their services. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable out-of-pocket and clerical costs for forwarding proxy materials to their principals.

                            VOTING RIGHTS AND PROXIES

VOTING RIGHTS

         Only shareholders of record at the close of business on March 7, 2003 (the "Record Date"), will be entitled to notice of and to vote at the Meeting or any adjournment or postponement of the Meeting. On that date, the Company had 2,162,631 shares of common stock, par value $1.00 per share (the "Common Stock"), outstanding, held by approximately 869 shareholders of record. The Common Stock is the only class of the Company's stock of which shares are outstanding. Each share of Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders. Shareholders do not have the right to cumulate votes in the election of directors. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

PROXIES

         Properly executed proxies received by the Company in time to be voted at the Meeting will be voted as specified by shareholders. In the absence of specific instructions, proxies received will be voted FOR the election of the nominees for election as directors. Management does not know of any matters that will be brought before the

Meeting, other than as described in this proxy statement. If other matters are properly brought before the Meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment.

         The judges of election appointed by the Board of Directors for the Meeting will determine the presence of a quorum and will tabulate the votes cast at the Meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker indicates that he or she does not have discretionary authority to vote any shares of Common Stock on a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to that matter.

         Please sign, date, mark, and return promptly the enclosed proxy in the postage paid envelope provided for this purpose in order to assure that your shares are voted. You may revoke your proxy at any time before it is voted at the Meeting:

             o   by granting a later proxy with respect to the same shares;
             o by sending written notice to Kitty L. Ruehman, Corporate Secretary of the Company, at the address noted above, at any time prior to the proxy being voted; or
             o   by voting in person at the Meeting.

Attendance at the Meeting will not, in itself, revoke a proxy. If your shares are held in the name of your bank or broker, you will need additional documentation to vote in person at the meeting. Please see the voting form provided by your recordholder for additional information regarding the voting of your shares.

         Many shareholders whose shares are held in an account at a brokerage firm or bank will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Shareholders should check the voting form or instructions provided by their recordholder to see which options are available. Shareholders submitting proxies or voting instructions electronically should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the shareholder. To revoke a proxy previously submitted electronically, a shareholder may simply submit a new proxy at a later date before the taking of the vote at the Meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

SECURITIES OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information as of February 28, 2003 concerning the number and percentage of whole shares of the Company's Common Stock beneficially owned by its directors, nominees for director, executive officers whose compensation is disclosed, and by its directors and all executive officers as a group, as well as information regarding each other person known by the Company to own in excess of 5% of the outstanding Common Stock. Except as otherwise indicated, all shares are owned directly, and the named person possesses sole voting and sole investment power with respect to all such shares. Except as set forth below, the Company knows of no other person or persons who beneficially own in excess of 5% of the Company's Common Stock. Further, the Company is not aware of any arrangement, which at a subsequent date may result in a change of control of the Company.



             NAME                        NUMBER OF SHARES (1)        PERCENT OF CLASS(1)
-----------------------------------     ----------------------       -------------------

Directors

Paul A. Beindorf                                44,732 (2)                  2.06%

William C. Graves, IV                           71,807 (3)                  3.31%

Griffin A. Greene                               64,571 (4)                  2.98%

Robert A. Grice                                110,041 (5)                  5.08%
2601 20th Street, Suite B
Vero Beach, Florida  32960

William B. Marine                               24,620 (6)                  1.14%

John L. Minton                                  57,046 (7)                  2.63%

Keith H. Morgan, Jr.                            36,439 (8)                  1.68%

Daniel R. Richey                                17,667 (9)                  0.82%

Mary M. Rogers                                 107,985(10)                  4.98%

John David Smith                                38,410(11)                  1.77%

Executive Officers who are not Directors

Daniel C. Fourmont                              25,216(12)                  1.16%

Jeffrey R. Morton                               18,536(13)                  0.85%

Harry J. Traczyk                                 3,997(14)                  0.18%

Diana L. Walker                                  8,683(15)                  0.40%

All directors and executive officers           673,284(16)                 29.71%
as a group (19 persons)

Other 5% Shareholders

Barnette E. Greene, Jr. & Hariot H. Greene     174,392(17)                  8.06%
2075 38th Avenue
Vero Beach, Florida  32960



(1) For purposes hereof, a person is deemed to be the beneficial owner of securities with respect to which he has or shares voting or investment power. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to all shares beneficially owned by such person. The percentage of shares owned is based on 2,162,631 shares outstanding as of March 7, 2003, except with respect to individuals holding options to acquire common stock exercisable within sixty days of March 7, 2003, in which event represents percentage of shares issued and outstanding as of March 7, 2003 plus the number of such options held by such person, and all directors and officers as a group, which represents percentage of shares outstanding as of March 7, 2003 plus the number of such options held by all such persons as a group.

(2) Includes 4,561 shares held jointly with Mr. Beindorf's wife, 10,035 shares held by Mr. Beindorf's wife and options to purchase 11,713 shares of common stock.

(3) Includes 25,801 shares held jointly with Mr. Graves' wife, 9,292 shares held by Mr. Graves' wife and options to purchase 4,443 shares of common stock. Also includes 21,699 shares held by an estate for which he is an executor.

(4) Includes 17,123 shares held jointly with Mr. Greene's wife, 348 shares of common stock owned by Mr. Greene's wife individually, 5,503 shares held by a limited liability partnership owned by Mr. Greene's children, over which he has voting power, and options to purchase 4,443 shares of common stock. Also includes 30,905 shares of common stock owned by a partnership of which Mr. Greene is a minority owner, and Mr. Greene's parents are each principal owners. Mr. Greene also serves as the President and is a 35% shareholder of the corporation, which is managing partner, and 10% owner of the partnership. Mr. Greene is the son of Barnette E. Greene, Jr., a director emeritus. Mr. Greene was appointed to the Board to replace his father upon his retirement from active service on the Board.

(5) Includes options to purchase 4,443 shares of common stock and 103,946 shares owned jointly with Mr. Grice's wife.

(6) Includes 558 shares held jointly with Mr. Marine's wife, 1,453 shares held by Mr. Marine's wife individually, 817 shares held as trustee for Mr. Marine's minor children and options to purchase 4,443 shares of common stock.

(7) Includes 17,508 shares held jointly with Mr. Minton's wife, an aggregate of 15,811 shares held by Mr. Minton's wife individually, and options to purchase 8,809 shares of common stock.

(8) Includes 29,334 shares held jointly with Mr. Morgan's wife and options to purchase 4,443 shares of common stock.

(9) Includes 10,389 shares held jointly with Mr. Richey's wife, 2,835 shares held by a corporation of which Mr. Richey is president and options to purchase 4,443 shares of common stock.

(10) Includes 61,762 shares held jointly with Mrs. Rogers' husband, 4,462 shares held by Mrs. Rogers' husband individually, 1,359 shares held by Mrs. Rogers' husband as trustee, 14,232 shares held by Mrs. Rogers as trustee, 8,938 shares as to which Mrs. Rogers has or shares voting power, and options to purchase 4,443 shares of common stock.

(11) Includes 1,505 shares held jointly with Mr. Smith's sister, 1,401 shares held as trustee for his minor children and options to purchase 4,443 shares of common stock.

(12) Includes 8,484 shares held jointly with Mr. Fourmont's wife, 4,992 shares owned by Mrs. Fourmont and options to purchase 3,399 shares of common stock.

(13) Includes 350 shares held jointly with Mr. Morton's wife, 1,931 shares held by Mr. Morton's wife and her brother and options to purchase 13,806 shares of common stock.

(14) Includes 532 shares owned jointly with Mr. Traczyk's wife and options to purchase 3,465 shares of common stock.

(15) Includes 89 shares owned jointly with Mrs. Walker's husband, and options to purchase 4,954 shares of common stock.

(16) Includes options to purchase an aggregate of 103,633 shares of common stock.

(17) Includes 143,487 shares held by Mr. and Mrs. Greene as co-trustees and 30,905 shares of common stock held by a partnership of which Mr. and Mrs. Greene and his wife are each 40.5% owners, and the managing partner of which is a corporation of which Mr. Greene is a 30.5% owner, Vice President and director. Mr. Greene is a director emeritus, and Mr. and Mrs. Greene are the parents of Griffin A. Greene, a director and Chairman of the Company. As a director emeritus, Mr. Greene is entitled to attend Board meetings.

                              ELECTION OF DIRECTORS

         The size of the Company's Board of Directors is currently set at (10) directors. The Board of Directors is divided into three classes, with the members of one class being elected each year for a three-year term. The Board of Directors has nominated two (2) persons for election as director at the Meeting, for a three-year period until the 2006 Annual Meeting of Shareholders and until their successors have been elected and qualified. Each of the nominees for election as a director currently serves as a member of the Board of Directors. Unless authority is withheld, all proxies in response to this solicitation will be voted for the election of the nominees listed below. Each nominee has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the persons named as proxies.

         Vote Required and Board Recommendation. Nominees receiving a plurality of the votes cast at the Meeting in the election of directors will be elected as director, in the order of the number of votes received. Members of the Board of Directors of the Company having the power to vote or direct the voting of 517,252 shares of Common Stock, or 23.92% of the outstanding shares of Common Stock, have indicated their intention to vote "FOR" the election of all of the nominees for election as director. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR ELECTION TO THE COMPANY'S BOARD OF DIRECTORS.

NOMINEES FOR ELECTION AS DIRECTORS

         The following table sets forth the name, age at March 7, 2003, and principal position with the Company and the Bank of each person who is a nominee for election as director at the Meeting and each continuing director of the Company.


      Name                    Age                        Position                         Term Ends
----------------------        ---      ------------------------------------------------   --------

William C. Graves, IV          47         Director                                          2003

Daniel R. Richey               44         Director                                          2003

Continuing Directors

Paul A. Beindorf                          President of the Company and Bank, Director       2005

Griffin A. Greene              44         Chairman of the Company and Bank, Director        2004

Robert A. Grice                61         Vice Chairman of the Company and Bank, Director   2005

William B. Marine              46         Director                                          2004

John L. Minton                 51         Director                                          2005

Keith H. Morgan, Jr.           63         Director                                          2004

John David Smith               54         Director                                          2005

Mary M. Rogers                 61         Director                                          2004


         Set forth below is certain additional information regarding each director of the Company and the Bank. Except as otherwise stated, the principal occupation indicated has been the person's principal occupation for at least the last five years.

Directors

         Paul A. Beindorf. Mr. Beindorf has been President and Chief Executive Officer of the Company and the Bank since April 5, 2001. Prior to being appointed to that position, he was Executive Vice President-Lending, of the Bank and Vice President of the Company since 1996. Prior to that time, Mr. Beindorf served in various positions at the Bank since joining the Bank in 1985. Mr. Beindorf has been a member of the Board of Directors since 1996.

         William C. Graves, IV. Mr. Graves, a director since 1990, has been involved in all aspects of the citrus industry since 1977. Mr. Graves is a grower, individually and as President and co-owner of Tetley Groves, Inc. and Graves and Son, Inc. He is involved in the real estate industry as President and co-owner of Citrus Investment Realty, Inc. and in the fruit marketing and farm equipment businesses.

         Griffin A. Greene. Mr. Greene, Chairman of the Board of Directors since 2002, has been a director since 1999. He has been involved in the citrus industry since 1982, as President and co-owner of Greene Citrus Management, Inc. and as officer of its affiliated growing, marketing and distribution companies. Mr. Greene is a member of the Board of Directors of the Indian River Citrus League, and from 1997 to 1999 served on the St. John's Water Management Board. Mr. Greene is the son of Barnette E. Greene, Jr., director emeritus.

         Robert A. Grice. Mr. Grice, Vice Chairperson of the Board of Directors since 2002 has been a director of the Bank since 1985 and the Company since its organization. He is president of Bob Grice Insurance Agency, Inc., a general lines insurance agency in Vero Beach, Florida. Mr. Grice is also a citrus grower.

         William B. Marine. Mr. Marine, a director since 1990, has been co-owner of Citrus Source, Inc., a licensed citrus fruit dealer, since 1992. Mr. Marine also owned The Davis House Inn from 1992 to 1998, and Island Hopper Boats, a charter and pleasure boat manufacturer from 1996 to 1999. Mr. Marine is also active in real estate development in the Indian River County area.

         John L. Minton. Mr. Minton, Chairman of the Board of Directors from 1996 until 2002, has been a director of the Bank since 1985 and of the Company since its organization. Mr. Minton has been President and Chief Executive Officer of Triple M Investment Company since 1996, and has been employed by that company since 1979. Triple M is a family investment company that controls and operates a number of companies involved in the citrus growing, marketing, packing and real estate businesses.

         Keith H. Morgan, Jr. Mr. Morgan has been a director of the Company since 1997, and previously served as a director of the Bank from 1985 to 1987. Mr. Morgan has been a partner of Morgan, Jacoby, Thurn, Boyle & Associates, P.A., a certified public accounting firm in Vero Beach, Florida, since July 1997. From 1984 to July 1997, Mr. Morgan was a partner of KPMG Peat Marwick, a national certified public accounting firm.

         Daniel L. Richey. Mr. Richey, a director of the Company since 1996, has been involved in the citrus industry since 1981. He currently serves as President of Riverfront Gift Fruit Shippers and Gulfstream Harvesting, Inc. He is also President and CEO of Riverfront Packing Company, Inc. Mr. Richey has served as an officer and director of the Florida Citrus Packers Association at various times since 1985 and of the Indian River Citrus League since 1992. He has served as a member of the advisory board of the citrus division of Ocean Spray since 1989. He is currently appointed by the Governor to sit on the Citrus Commission and is its past Chairman.

         Mary M. Rogers. Mrs. Rogers, Vice Chairperson of the Board of Directors from 1996 until 2002, has been a director of the Bank and the Company since their organization. Mrs. Rogers has been involved in the citrus industry, and has served as Vice Chairman and Secretary of The Packers of Indian River, Inc., since 1989.

         John David Smith. Mr. Smith, a director of the Company since 1996, has been a partner of Smith, Todd, McEntee & Company, LLP, a certified public accounting firm in Vero Beach, Florida, since 1988.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company met twelve (12) times during 2002. Each member of the Board of Directors attended at least 75% of the meetings held by the Board of Directors and by all committees on which such member served during the 2002 fiscal year or any portion thereof. The Board of Directors renamed the Examining Committee of the bank the Audit Committee during 2002. The Audit Committee is responsible for the review and evaluation of the Company's and Bank's internal controls and accounting procedures. It also periodically reviews audit reports with the Company's independent auditors, and recommends the annual appointment of such auditors. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee is currently comprised of Mr. Morgan, the Chair, and Messrs. Greene, Graves, Marine, Minton and Smith. Each of the members of the Audit Committee other than Mr. Minton, is independent, as determined under the definition of independence adopted by the National Association of Securities Dealers. During the 2002 fiscal year, the Audit Committee met twelve (12) times.

         The Board of Directors does not have a standing Nominating Committee or Compensation Committee. The Compensation Committee of the Bank performs that function for the Company and Bank. The Compensation Committee, currently comprised of Mr. Smith, the Chair, and Messrs. Graves, Greene, Grice and Beindorf, is responsible, together with management, for the adoption of the Company's personnel policies and establishing salary and compensation guidelines and levels for all Company officers and personnel. The Committee is also responsible for annually nominating the officers of the Company, evaluating the performance thereof and recommending the grant of stock options under the Company's stock option plan. During the 2002 fiscal year, the Compensation Committee met six (6) times. Mr. Beindorf does not participate in, or remain present at, the discussion or determination of his own compensation.

AUDIT COMMITTEE REPORT

         The Audit Committee has been appointed to assist the Board of Directors in fulfilling the Board's oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls established by management and the Board and the independence and performance of the Company's audit process.

         The Audit Committee has:

         (1) reviewed and discussed with management the audited financial statements included in the Company's Annual Report and Form 10-K;

         (2) discussed with McGladrey & Pullen, LLP, the Company's independent auditors, the matters required to be discussed by statement of Auditing Standards No. 61, and has received the written disclosures and letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1; and

         (3) discussed with McGladrey & Pullen, LLP, its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2002. The Audit Committee has also considered whether the amount and nature of non-audit services provided by McGladrey & Pullen, LLP is compatible with the auditor's independence.

                                          Members of the Audit Committee
                                                 Keith H. Morgan, Jr. (Chair)
                                                 Griffin A. Greene
                                                 William C. Graves, IV
                                                 William B. Marine
                                                 John L. Minton
                                                 John David Smith

DIRECTORS' COMPENSATION

         The Board of Directors has adopted the Director Fee Stock Option Plan, pursuant to which each director who is not an employee of the Company or the Bank is entitled to elect to receive options to purchase shares of common stock, in lieu of cash compensation for attendance at committee meetings of the Board of Directors. Electing directors received options to purchase a total of 2,310 shares for service on the committees on which they serve, as adjusted for the 10% stock dividends paid in 2003. Such options vest over a two year period. Each of the directors has elected to receive options in lieu of committee fees. The options have an exercise price equal to the fair market value of the common stock at the time of grant which is $32.73 as adjusted for the stock dividend, are immediately exercisable upon vesting and are of limited transferability. Each director, other than the Chairman, also receives $1,500 per month for compensation for attendance at monthly Board of Directors' meetings and is eligible to receive an annual Company Performance based bonus, which was $5,850 for 2002. The Chairman receives $2,000 per meeting.

EXECUTIVE COMPENSATION

         The following table sets forth a comprehensive overview of the compensation for Mr. Beindorf, the President of the Company, and executive officers of the Company (including officers of the Bank) who received total salary and bonuses of $100,000 or more during the fiscal year ended December 31, 2002.

                           SUMMARY COMPENSATION TABLE



                                                                                      Long-term
                                                                                     Compensation
                                             Annual Compensation                        Awards
                                  -----------------------------------------       ---------------------
                                                                                  Securities Underlying        All Other
Name and Principal Position          Year          Salary           Bonus              Options(2)            Compensation($)
-------------------------------   ---------      ----------       ---------       ---------------------      ---------------
Paul A. Beindorf,                    2002         $153,750         $53,967                0                    $ 8,147 (3)
      President and Chief
      Executive Officer, Indian      2001         $139,015         $41,205                0                    $ 7,626 (4)
      River and Indian River
      Bank(1)                        2000         $101,500         $26,025                0                    $19,864 (5)

Daniel C. Fourmont, Senior           2002         $ 86,620         $27,296              1,210                  $ 2,598 (6)
     Vice President- Retail
     Banking, Indian River Bank      2001         $ 85,980         $22,629                0                    $ 2,534 (6)

                                     2000         $ 83,000         $19,800             1,065                   $ 2,490 (6)

Jeffrey R. Morton, Senior Vice       2002         $ 95,000         $32,766                0                    $ 2,850 (6)
     President - Residential
     Lending, Indian River Bank      2001         $ 95,150         $28,197                0                    $ 2,705 (6)

                                     2000         $ 85,800         $19,650                0                    $ 2,625 (6)

Harry J. Traczyk - Senior Vice       2002         $ 88,000         $31,204             1,650(8)                $10,048 (9)
     President - Brevard County,
     Indian River Bank(7)            2001         $ 80,000         $29,048             1,815(8)                $16,239(10)

                                     2000         $ 29,166         $ 8,175                0                    $   875 (6)

Diana L. Walker - Senior             2002         $ 84,000         $24,853             1,210                   $ 2,521 (6)
    Vice President -  Audit
    Supervisor, Indian River         2001         $ 82,000         $21,612                0                    $ 2,460 (6)
    Bank
                                     2000         $ 76,550         $20,375             1,331                   $ 2,297 (6)

----------------------

(1) Mr. Beindorf became President and Chief Executive Officer on April 5, 2001. Prior to that time, he was Vice President of Indian River and Executive Vice President - Lending of Indian River Bank.
(2) Except as otherwise indicated, options vest in three equal installments over a two year period. All options have been adjusted to reflect 10% stock dividends in 2001, 2002 and 2003.
(3)  Represents 401(k) contribution of $3,844 and club membership fees.
(4)  Represents 401(k) contribution of $3,475 and club membership fees.
(5) Represents directors' fees of $12,000, 401(k) contribution of $3,000 and club membership fees.
(6)  Represents 401(k) contribution.
(7)  Mr. Traczyk joined Indian River Bank in August 2000.
(8)  Options vest in full upon grant.
(9) Includes 401(k) contribution of $2,640, advisory director fees of $2,400 and club membership fees.
(10) Includes 401(k) contribution of $2,400, advisory director fees of $2,400 and club membership fees.

                        OPTION GRANTS IN LAST FISCAL YEAR



                                                                                                  Potential Realizable Value at
                         Number of        Percent of Total                                      Assumed Annual Rate of Stock Price
                         Securities      Options Granted to  Exercise                              Appreciation for Option Term
                         Underlying         Employees in     Price Per                          ----------------------------------
      Name            Options Granted(1)     Fiscal Year      Share(1)      Expiration Date         5%                     10%
------------------    ------------------  ----------------   ---------    -------------------   ----------             -----------

Paul A. Beindorf             0                 N/A             N/A             N/A                  N/A                    N/A

Daniel C. Fourmont         1,210               3.3%          $23.14       December 31, 2012       $17,609                $44,624

Jeffrey R. Morton            0                 N/A             N/A             N/A                  N/A                    N/A

Harry J. Traczyk           1,650               4.5%          $25.45         August 1, 2012        $26,409                $66,925

Diana L. Walker            1,210               3.3%          $23.14       December 31, 2012       $17,609                $44,624
--------------------



(1) As adjusted to reflect the 10% stock dividend paid in February 2003.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES



                                                                     Underlying Unexercised          Valuie of Unexercised In The-
                           Shares Acquired                        Options at December 31, 2002      Money Options at December 31,
      Name                 on Exercise (1)     Value Realized      Exercisable/Unexercisable(1)    2002 Exercisable/Unexercisable(2)
--------------------       ---------------     --------------     -----------------------------    ---------------------------------

Paul A. Beindorf                1,771             $37,965                   11,713/8,784                      $215,360/$161,506

Daniel C. Fourmont                725             $16,772                     3,036/411                         $40,482/$3,943

Jeffrey R. Morton               1,239             $23,614                   13,806/2,928                       $256,568/$53,836

Harry J. Traczyk                    0                N/A                       3,465/0                            $32,409/$0

Diana L. Walker                 1,417             $30,378                     4,333/669                         $64,296/$9,025



---------------------

(1) As adjusted to reflect the 10% stock dividend paid in February 2003.
(2) Based on a value of $32.73 per share.

         Employee Benefit Programs. The Bank provides all officers and full-time employees with group life and medical insurance coverage.

         401(k) Plan. The Bank has a defined contribution 401(k) retirement plan which covers employees that meet certain age and length of service requirements. Under this plan, the Bank will annually contribute a discretionary amount as approved by the Board of Directors. For the years ended December 31, 2002, 2001 and 2000, the Bank's contribution amounted to $120,891, $105,587 and $81,816, respectively.

         Deferred Bonus Plan. In order to assist the Company in retaining its senior executive officers, the Bank has adopted an unfunded plan pursuant to which 25% of the annual cash bonus awarded to executive officers (other than Mr. Traczyk) is automatically deferred. The deferred portion of each executive officer's bonus vests, and is paid to the executive officer, after three years. If the executive officer is not in the employ of the Company at the vesting date, the amount of the deferred bonus is forfeited. The executive officers may further defer the receipt of the deferred amount after vesting, and may also voluntarily defer, until the age of 65, any or all of the remaining amount of the annual cash bonus. Deferred amounts are credited with earnings at a rate equal to 75% of the Company's positive return on average equity, with a maximum earnings credit of 12% per year.

         Stock Option Plans. Under the Company's 1995 Incentive Stock Option Plan approved by stockholders in 1995 ("1995 Option Plan"), 124,009 shares of common stock (as adjusted) were available for issuance under options granted between 1995 and 1998. The 1995 Option Plan was designed to enable the Bank to attract and retain qualified personnel and to reward outstanding performance. Eligible employees ("Participants") are those employees, including officers, who at the time options are granted, serve in managerial positions or are deemed to be "key employees" by the

Board of Directors. The Board of Directors administered the 1995 Option Plan. No further grants may be made under the 1995 Option Plan. Options outstanding under the 1995 Option Plan will expire no later than April 2004.

         At the 2000 Annual Meeting, the shareholders approved a new option plan (the "1999 Option Plan") pursuant to which 366,025 shares of common stock are available for issuance under options granted between October 1999 and October 2009. Options under the 1999 Option Plan may be either incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that are not ISOs ("Non-ISOs"). The purpose of the 1999 Option Plan is to advance the interests of the Bank through providing selected key employees of the Bank with the opportunity to acquire shares of common stock. By encouraging such stock ownership, the Bank seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to key employees and directors of the Bank to promote the success of the business, as measured by the value of its shares, and to increase the commonality of interests among key employees and other stockholders. The 1999 Option Plan is administered by the Board of Directors.

         A participant may, under the 1999 Option Plan, receive additional options notwithstanding the earlier grant of options and regardless of their having been exercised, expired, or surrendered. Participants owning more than 10% of the voting power of all classes of the Bank's voting securities, and of its parent or subsidiary companies, if any, may not receive additional options unless the option exercise price is at least 110% of the fair market value of the common stock and unless the option expires on the fifth anniversary of the date of its grant. All other options granted under the 1999 Option Plan must have an exercise price at least equal to the fair market value of the common stock as of the time of grant, and may expire no later than the tenth anniversary of the date of their grant.

         Option exercise prices are determined by the Board on the date the subject options are granted. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, stock split, combination or subdivision of shares, or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Bank, the Board will adjust both the number and kind of shares of stock as to which Options may be awarded under the 1999 Option Plan, the affected terms, including exercise price of all outstanding Options and the aggregate number of shares of Common Stock remaining available for grant under the 1999 Option Plan. Options may be exercised in whole or in part and are not transferable except upon the death of the participant. Any unexercised options then existing may be exercised by the transferee under the terms of such options.

         In the absence of Board action to the contrary: (A) an otherwise unexpired ISO, or a Non-ISO granted to an employee, shall cease to be exercisable upon (1) an employee's termination of employment for "just cause", as defined in the 1999 Option Plan, (2) the date three months after an employee terminates service for a reason other than just cause, death, or disability, or
(3) the date one year after an employee terminates service due to disability, or two years after termination of such service due to death; (B) an unexpired Non-ISO granted to a non-employee director shall be exercisable at any time, but not later than the date on which the Non-ISO would otherwise expire. Notwithstanding the provisions of any Option which provides for its exercise in installments as designated by the Board, such Option shall become immediately exercisable upon the optionee's death or permanent and total disability. Notwithstanding the provisions of any award which provide for its exercise or vesting in installments, on the date of such change in control, all Options issued under the 1999 Option Plan shall be immediately exercisable and fully vested.

         For purposes of the 1999 Option Plan, "change in control" means any one of the following events: (1) the acquisition of ownership of, holding or power to vote more than 51% of Indian River's voting stock; (2) the acquisition of the power to control the election of a majority of the Company's directors; (3) the exercise of a controlling influence over the management or policies of the Company by any person or by persons acting as a group within the meaning of
Section 13(d) of the Exchange Act; or (4) the failure during any period of two consecutive years, of individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Continuing Directors") for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of defining "change in control," the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed. The decision of the Board as to whether a change in control has occurred shall be conclusive and binding.

         As of February 28, 2003, the Company had options for the purchase of 162,516 shares of common stock issued and outstanding under the 1995 and 1999 Option Plans, as adjusted for stock splits and dividends, through and including February 2003. Subsequent to December 31, 2002, Mr. Fourmont and Mrs. Walker each received options to purchase 1,210 shares of common stock at an exercise price of $32.73. Such options vest in three installments over two years and expire December 31, 2012. All executive officers as a group received options to purchase an aggregate of 6,380 shares of common stock, at an exercise price of $32.73, subsequent to December 31, 2002. All such options vest over three installments over two years and expire December 31, 2012. As of February 28, 2003, 133,223 options to acquire shares of common stock remained available for issuance under the 1999 Option Plan.

         Employment Agreements. In January 2003, the Bank entered into an employment agreement with Mr. Beindorf pursuant to which he will serve as President and Chief Executive Officer of the Bank and the Company. Under the agreement, which expires December 31, 2004, Mr. Beindorf is entitled to a current base salary of $160,000 per year, subject to adjustment based on the Board's evaluation. Mr. Beindorf is entitled to four weeks vacation per year, non-cumulative, to participate in all medical and health care benefit plans provided for employees generally, and to full salary in the case of illness or disability, for up to three months, after which the agreement may be terminated without further compensation. If the agreement is terminated as a result of Mr. Beindorf's death, compensation will be paid through the first day of the month following his death. If the agreement is terminated by the Bank other than for Cause (as defined in the agreement), or Mr. Beindorf terminates the agreement for Good Reason (as defined in the agreement) or for any reason within 60 days of a change in control of the Bank or the Company (as defined in the agreement), he shall be entitled to receive 18 months of compensation at his then current annual salary as severance. If Mr. Beindorf were entitled to receive this severance payment as of the date of this proxy statement, he would receive $240,000. The agreement prohibits conflicts of interests, and requires that Mr. Beindorf maintain the confidentiality of nonpublic information regarding the Bank and its customers. The agreement contains post termination non-competition provisions which limit Mr. Beindorf's ability to be employed or otherwise engage in banking related activities in Indian River County following termination of the agreement. If Mr. Beindorf receives severance payments following the termination of the agreement, he will be subject to non-compete provisions for 18 months. If he does not receive severance compensation, he will be subject to the non-compete provisions for six months. Whether or not he receives severance compensation, Mr. Beindorf will be subject to restrictions on his ability to solicit customers for 18 months after termination of the agreement.

         Mr. Morton entered into an agreement substantially identical to Mr. Beindorf's, pursuant to which he serves as Senior Vice President and Head of Residential Lending of the Bank. Under his agreement, which expires December 31, 2003, Mr. Morton is entitled to a current annual base salary of $105,000. If the agreement is terminated by the Bank other than for Cause (as defined in the agreement), or Mr. Morton terminates the agreement for Good Reason (as defined in the agreement) or for any reason within 60 days of a change in control (as defined in the agreement) of the Bank or the Company, he will be entitled to receive 12 months of compensation at his then current annual salary as severance. If Mr. Morton were entitled to receive this severance payment as of the date of this proxy statement, he would receive $105,000. Mr. Morton will be subject to the agreement's post termination non-competition and non-solicitation provisions for 12 months in the event that he receives severance compensation, but will not be subject to them if he does not receive severance compensation.

         Change in Control Agreement. In January 2003, Mrs. Walker entered into an agreement with the Company and Bank pursuant to which she would receive compensation upon a "change in control" of the Company. In order to be eligible to receive the compensation, Mrs. Walker must terminate her employment within sixty days after the "change in control", or must be terminated without "just cause" (as defined in the agreement) within one year after the "change in control". A change in control is defined to include an event required to be reported in response to Item 6(e) of Schedule 14A, and shall be deemed to occur if any person (other than any person who was a director or executive officer on the date of the agreement) directly or indirectly owns, controls or has the power to vote more than 50% of the outstanding voting securities, or in any manner controls the election of directors. The agreement term is for two years initially, and automatically extends for one year annually beginning on January 2004 unless written notice is given to Mrs. Walker. The amount payable under the agreement is equal to one year's highest annual base salary during the three preceding years. Under the agreement, comparable life, health and disability coverage would be continued for six months. If Mrs. Walker was entitled to receive compensation under the agreement as of the date of this proxy statement, then based on her current salary, Mrs. Walker would be entitled to receive $86,100, without consideration of the costs of continued benefits.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Set forth below is certain information regarding persons who are executive officers of the Company or the Bank. For information regarding Mr. Beindorf, please see "Nominees For Election as Directors" at page 6. Except as otherwise indicated, the occupation listed has been such person's principal occupation for at least the last five years.

         Kevin D. Evans. Mr. Evans has been Senior Vice President - Marketing of the Bank since 2001, and has been with the Bank in various capacities since 1992. Beginning in 2003 Mr. Evans has assumed the position of Brevard County Executive.

         Daniel C. Fourmont. Mr. Fourmont, Senior Vice President - Consumer Lending of the Bank since 1995 and Retail Branch Coordinator since 1997, has been a loan officer with the Bank since 1985. Beginning in 2003 Mr. Fourmont has assumed the position of Indian River County Executive. Prior to joining the Bank, Mr. Fourmont served in various capacities at Florida National Bank, Vero Beach, Florida from 1979 to 1985.

         Michelle L. Hepfer. Ms. Hepfer, Vice President and Controller of the Bank since 2000 and Interim Treasurer and Chief Financial Officer of the Company from October 2001 to March 2002, has served in various capacities with the Bank since 1992.

         Jeffrey R. Morton. Mr. Morton became Senior Vice President - Residential Lending in October 1999, having served as Vice President - Residential Lending since May 1997. Prior to joining the Bank, Mr. Morton was Vice President - Residential Lending at Port St. Lucie National Bank from 1995 to 1997, and at various times from 1990 to 1994 served as Vice President - Residential Lending at various financial institutions, including SunTrust Bank.

         Kitty L. Ruehman. Mrs. Ruehman, Senior Vice President - Human Resources of the Bank, has been with Indian River since 1986. Prior to joining the Bank, Mrs. Ruehman served in various capacities at First Florida Bank from 1984 to 1986, Flagship Bank of Indian River County from 1981 to 1983 and Flagship Bank of Brevard County from 1976 to 1981.

         J. Ken Smith. Mr. Smith, Senior Vice President since 2001 and Senior Credit Officer of the Bank, has been with the Company in various capacities since 1991.

         Phillip L. Tasker. Mr. Tasker, Chief Financial Officer and Senior Vice President has been with the Bank since 2002. Prior to joining the Bank, Mr. Tasker held the same position at CNL Bank from 1997 to 2002. From 1986 to 1997 Mr. Tasker was the Chief Financial Officer and Senior Vice President of Security National Bank. Mr. Tasker has been in banking since 1975.

         Harry J. Traczyk. Mr. Traczyk, Senior Vice President of the Bank and President of Brevard County operations through 2002, has been with the Bank since August 2000. Beginning in 2003 Mr. Traczyk primary function will be credit administration. Formerly, Mr. Traczyk was Senior Vice President - Corporate Banking of Huntington Banks from 1998 to 1999, and from 1974 to 1998 served with First Florida Bank, through its subsequent acquisitions, in various capacities, including as Senior Vice President - Senior Loan Officer.

         Diana L. Walker. Mrs. Walker has been Senior Vice President and Audit Supervisor since 2000. She has served in various capacities with the Bank since 1994. Prior to joining the Bank, Mrs. Walker served as Senior Vice President - Internal Control, Security and Compliance with Sun Bank of the Treasure Coast from 1984 to 1994, and from 1974 to 1984 was a Compliance Specialist Bank Examiner for the FDIC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with some of its and the Company's directors, officers, and employees and their associates. In the past, substantially all of such transactions have been on the same terms, including interest rates, maturities and collateral requirements as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

         The maximum aggregate amount of loans (including lines of credit) to officers, directors and affiliates of the Company at December 31, 2002 amounted to $7,264,063 representing approximately 20.84% of the Company's total shareholders' equity at December 31, 2002. In the opinion of the Board of Directors, the terms of these loans are no less favorable to the Bank than terms of the loans from the Bank to unaffiliated parties. On December 31, 2002, $4,689,175 of loans were outstanding to individuals who, during 2002, were officers, directors or affiliates of the Company. At the time each loan was made, management believed that the loan involved no more than the normal risk of collectibility and did not present other unfavorable features. None of such loans were classified as Substandard, Doubtful or Loss.

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Company is composed of four outside directors, Messrs. John D. Smith, Robert A. Grice, Griffin A. Greene and William
C. Graves, IV and Paul A. Beindorf, Chief Executive Officer ("CEO") and President of Indian River Bank. The Committee makes recommendations to the full Board of Directors regarding the adoption, extension, amendment and termination of the Company's compensation plans. In conjunction with the Company's President/CEO, it reviews the performance of senior management, recommends annual salary revisions and administers the Company's compensation plans. The President/CEO does not participate in, and is not present during, the discussion and determination of his compensation.

         The Committee is guided by the following executive compensation philosophy:

1. Enable the Company to attract and retain a competent management team by providing a very competitive total compensation package.

2. Align the interests of shareholders and management by providing stock options as a portion of the executive's total compensation package.

3. Base a portion of the executive's total compensation package upon the attainment of defined performance goals that support the growth and appreciation of the Company's value over time.

4. Balance objectives of short-term performance and long-term growth and appreciation of the Company through a combination of an annual incentive compensation program using annual cash bonuses, and the stock option plan that rewards the executives through long-term growth and appreciation of the Company.

         Executive compensation consists primarily of three components: Base Salary, Annual Bonus, and Stock Options.

         Base Salary. The Company's policy is to set base salaries for each executive officer position, including that of the CEO, in a range commensurate for equivalent banking jobs in Florida. The Company utilizes available third party information to monitor the Company's competitive compensation status. Individual performance, time in position, prior experience and specific knowledge are also considered during the annual salary review process. Base salaries may also be adjusted at other times of the year for changes in position, level of responsibility, special assignments or competitive situations. The Committee exercises broad discretion when setting base salary levels and considers all of the above criteria. The Board of Directors, based upon the Compensation Committee's recommendations, sets the base salaries of executive officers.

         Executive officers, other than the CEO, are reviewed annually by their superiors. The CEO is reviewed by the Executive Committee of the Board of Directors of the Company, which evaluation is forwarded to the Compensation Committee. The quality of their individual performances and the relationship of their salary to their established salary range determine salary adjustments for executive officers.

         Adjustments to the base salary of the CEO are governed by the same factors as other executive officers, but also specifically take into account the Company's current financial performance as measured by earnings, asset growth, and overall financial soundness. The Committee also considers the CEO's leadership in setting high standards for financial performance, motivating his management colleagues, and representing the Company and its values to internal and external constituencies.

         Annual Bonus. The Company has an Employee Performance Bonus Plan (the "Bonus Plan"). Annual bonuses are accrued throughout the fiscal year and are paid in December. The Company's Bonus Plan has several components related to the Bank's performance. For 2002, these components consisted of the Bank achieving pre-determined return on equity, net interest margin and non-interest expense to revenue ratios. The CEO's and the other named executive officer's annual cash bonus was related 60% to standard goals, of which all were Bank performance goals. The remaining 40% of officers' bonuses were individual performance goals. The Compensation Committee approves goals for each component of the Bonus Plan at the beginning of each year. Annual cash bonuses tied to Bank performance goals are evaluated on a percentage system. Each goal comprises a percentage of the total bonus paid and has a range that if it drops below, no bonus is paid for that goal. Percentages of base salary are awarded for equaling or exceeding the predetermined base for each component. Target goals are determined that exceed the threshold level, as well as maximum goals. For each specific component, if the threshold level is not achieved, no bonus is awarded for that component. The maximum potential annual bonus award for the five named executive officers other than the CEO is 40% of base salary. The CEO can receive up to 50% of base salary. With the exception of one executive officer, 25% of the bonus is deferred for three years, and is contingent on continued employment through the vesting date.

         In 2002, the Bank exceeded its target performance goals.
Based on these results, the CEO received a bonus of $53,967, excluding the mandatory deferred portion, which constituted 35.1% of his 2002 base salary. This annual bonus amount was accrued and paid as of December 2002.

         As of December 31, 2002, the total paid annual bonus for the four executive officers named in the compensation tables other than the President/CEO was $116,119, excluding the mandatory deferred portion, which was paid in December 2002. The aggregate amount paid to all executive officers (excluding the mandatory deferred portion) was $281,881.

         Stock Options. The Company maintains the 1999 Stock Option Plan currently covering 366,025 shares of the Company's Common Stock. This Stock Option Plan provides for grants by the Compensation Committee of incentive stock options, thus tying a portion of the executive's compensation directly to the performance of the Company's stock price. The exercise price of the stock options under the plan may not be less than 100% of the fair market value of the Company's stock on the date of grant. Stock options vest over a period of years from immediate to seven years and expire not more than ten years from the date of the grant. Stock options for the named executive officers typically are granted each year for a number of shares, the aggregate market value of which is in a range of 33% to 48% of the executive officer's base salary as of the date of grant. The Common Stock purchased pursuant to the exercise of such options must be held for a period of six months before sale.

         In 1999, the CEO received options to purchase 20,497 shares, at an exercise price of $14.34 per share, (as adjusted for dividends and splits) vesting over seven years. Additional options have not been granted to the CEO since 1999. The CEO now owns 33,019 shares of the Company's Common Stock and holds currently exercisable options to purchase a total of 11,713 shares. In 2002, one other named executive officer received options to purchase 1,650 shares of the Company's Common Stock at an exercise price of $25.45 per share. Other executive officers were granted options in 2003 based upon their 2002 performance. Those options totaled 6,380 shares exercisable at $32.73. One new executive officer received 11,000 options in 2002, vesting over four years and expiring April 1, 2012.

         The Compensation Committee believes that significant equity interests in the Company held by the Company's management align the interests of shareholders and management. This approach is designed to provide incentives for the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

         Conclusion. Through the programs described above, a moderate portion of the Company's executive compensation is linked directly to individual and corporate performance and stock price appreciation. The

Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

The Compensation Committee of the Company has prepared this report.

John D. Smith, Robert A. Grice, Paul A. Beindorf, Griffin A. Greene, William C. Graves, IV.

                          STOCK PERFORMANCE COMPARISONS

         The following table compares the cumulative total return on a hypothetical investment of $100 in the Company's Common Stock at the closing price on April 30, 2001, the date on which the Company's Common Stock first became registered under Section 12(g) of the Securities Act of 1934, and at the end of each calendar quarter through December 31, 2002, with the hypothetical cumulative total return on the Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Bank Index for the comparable period.

         The price for the Company's Common Stock has been estimated by averaging the high and low prices for sales known to the Company which occurred during each calendar quarter. The Common Stock is not traded on any securities exchange or in the over the counter market. There is no organized public market for the Company's Common Stock, and no person or firm offers to make a market in the Common Stock on a regular basis. Trading in the Common Stock has been sporadic, and the Company is not necessarily aware of all trades which have occurred or the prices at which they were effected. Since October 2001, when the Company ceased acting as its own transfer agent, the Company is aware of only a small percentage of the prices at which transactions occur. The prices of other transactions, if known, could affect the comparison made by the following graph. The prices reflected for the Common Stock do not necessarily reflect the actual market value of the Common Stock.

                                [OBJECT OMITTED]



                                       Indian River          Nasdaq Stock        Nasdaq Bank Stock
                Date                   Common Stock             Market                 Index
         ------------------            ------------          ------------        -----------------
         April 30, 2001                    100.00               100.00                 100.00
         June 29, 2001                     99.38                102.13                 109.30
         September 28, 2001                97.50                 70.82                 106.75
         December 31, 2001                 100.31                92.16                 110.64
         March 31, 2002                    116.67                87.20                 121.21
         June 30, 2002                     118.75                69.14                 124.69
         September 30, 2002                129.16                55.38                 113.99
         December 31, 2002                 129.16                63.11                 115.64


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected McGladrey & Pullen, LLP public accountants, to audit the Company's financial statements for the fiscal year ending December 31, 2002. McGladrey & Pullen, LLP has audited the financial statements of the Company since 1998. The Company has not finalized the selection of the independent public accountants for 2003. Representatives of McGladrey & Pullen, LLP are expected to be present at the Meeting and available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire.

FEES PAID TO INDEPENDENT ACCOUNTING FIRM

         Audit fees.

         The aggregate amount of fees billed by McGladrey & Pullen, LLP for services provided in connection with the audit of the Company's financial statements for the year ended December 31, 2002, and for review of the financial statements included in the Company's quarterly reports on Form 10-QSB filed during 2002 was $69,000.

         All Other Fees.

         No additional amounts were billed by McGladrey & Pullen, LLP for other professional services during the year ended December 31, 2002. RSM McGladrey, an affiliate of McGladrey & Pullen, LLP billed $12,640 to the Company for income tax preparation and other services during the year ended December 31, 2002. No portion of this amount related to fees for the design, implementation or operation of the Company's financial information systems.

                             FORM 10-K ANNUAL REPORT

         THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY SHAREHOLDER OF RECORD ENTITLED TO VOTE AT THE MEETING OR ANY BENEFICIAL OWNER OF COMMON STOCK SOLICITED HEREBY, A COPY OF ITS 2002 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON THE WRITTEN REQUEST OF SUCH SHAREHOLDER. REQUESTS SHOULD BE DIRECTED TO KITTY L. RUEHMAN, AT THE COMPANY'S EXECUTIVE OFFICES, 958 20TH PLACE, VERO BEACH, FLORIDA 32960.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and to provide the Company with copies of all Forms 3, 4, and 5 they file.

         Based solely upon the Company's review of the copies of the forms which it has received and written representations from the Company's directors, executive officers and ten percent shareholders, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a).

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware of any other matters to be presented for action by shareholders at the Meeting. If, however, any other matters not now known are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.

                              SHAREHOLDER PROPOSALS

         All proposals or nominations for election as directors by shareholders, to be presented for consideration at the next annual meeting and to be included in the Company's proxy materials must be received by the Company no later than November 21, 2003. Shareholder proposals for nominations for election as director, which shareholders do not wish to include in the Company's proxy materials, must be received not less than 14 days nor more than 50 days prior to a meeting of shareholders called for the election of directors. Such notification shall contain the following information (a) the name and address of the residence of each proposed nominee and the length of time the proposed nominee has lived at the residence; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Company that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Company owned by the notifying party.

                                       By Order of the Board of Directors





                                       Paul A. Beindorf, President

March 18, 2003

                                 REVOCABLE PROXY
                          INDIAN RIVER BANKING COMPANY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby makes, constitutes and appoints Marvin E. Carter, Christopher H. Marine and Robert Jackson, and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of Indian River Banking Company (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held on April 30, 2003 and at any adjournment or postponement thereof.

ELECTION OF DIRECTORS

        [ ] FOR all nominees listed below (except as noted to the contrary below)

        [ ]   WITHHOLD AUTHORITY to vote for all nominees listed below

        Nominees:     William C. Graves, IV and Daniel R. Richey


       (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

       -------------------------------------------------------------------------

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all of the nominees set forth above. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Meeting or any adjournment or postponement of the Meeting.

Important: Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.



                                          --------------------------------------
                                          Signature of Shareholder



                                          --------------------------------------
                                          Signature of Shareholder


                                          Dated:                          , 2003
                                                -------------------------



    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.